Exhibit 99

Accenture Reports Very Strong Second-Quarter Results and Raises Business Outlook
for Fiscal 2021

-- Revenues are $12.1 billion, an increase of 8% in U.S. dollars and 5% in local currency, approximately $140 million above the company’s guided range, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs --

-- New bookings are a record $16.0 billion, a 13% increase from the second quarter last year, with record bookings in both consulting and outsourcing, at $8.0 billion each --

-- GAAP EPS are $2.23, a 17% increase from $1.91 for the second quarter last year, including gains on an investment of $0.21 and $0.07, respectively; excluding these gains, adjusted EPS of $2.03 are up 10% from $1.84 in the second quarter last year --

-- Operating income increases 11% to $1.65 billion, with operating margin of 13.7%, an expansion of 30 basis points --

-- Company announces one-time bonus, equal to one week of base pay, for all people below managing director --

-- Company declares quarterly cash dividend of $0.88 per share, up 10% from a year ago --

-- Accenture raises all elements of its business outlook for fiscal 2021; now expects full-year revenue growth of 6.5% to 8.5% in local currency; operating margin of 15.0% to 15.1%; GAAP EPS of $8.67 to $8.85; adjusted EPS of $8.32 to $8.50; free cash flow of $7.0 billion to $7.5 billion; and cash returned to shareholders of at least $5.8 billion --

NEW YORK; Mar. 18, 2021 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2021, ended Feb. 28, 2021, with revenues of $12.1 billion, an increase of 8% in U.S. dollars and 5% in local currency over the same period last year. Revenue growth for the quarter was reduced approximately 2 percentage points by a decline in revenues from reimbursable travel costs.

GAAP diluted earnings per share were $2.23, a 17% increase from $1.91 for the second quarter last year, including gains on an investment of $0.21 and $0.07, respectively. On an adjusted basis, EPS of $2.03 increased 10% from $1.84 for the second quarter last year.

Operating income was $1.65 billion, an 11% increase over the same period last year, and operating margin was 13.7%, an expansion of 30 basis points.

New bookings for the quarter were a record $16.0 billion, with record bookings in both consulting and outsourcing, at $8.0 billion each.

The company also announced a one-time bonus, equal to one week of base pay, for its people below managing director. This bonus recognizes the exceptional contributions and dedication of all Accenture people to its clients during this challenging year.

Julie Sweet, Accenture’s chief executive officer, said, “With our outstanding second-quarter financial results, we have returned to overall pre-pandemic growth ahead of expectations while continuing to take market share faster than before the pandemic. We have seen another quarter of strong, broad-

based demand for our services across geographic markets and industries, and delivered record new bookings as well as excellent profitability and free cash flow.

“Our performance reflects the power of our laser focus on creating client value and being a trusted partner, incredibly talented people and unwavering commitment to inclusion and diversity, strong ecosystem partnerships, and the substantial investments we have made year in and year out since we set out to be the leader in digital, cloud and security and continuous innovation. We are proud to be helping our clients not only recover and rebuild but also reimagine their futures.”

Financial Review

Revenues for the second quarter of fiscal 2021 were $12.09 billion, compared with $11.14 billion for the second quarter of fiscal 2020, an increase of 8% in U.S. dollars and 5% in local currency, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs. Revenues were approximately $140 million above the top end of the company’s guided range of $11.55 billion to $11.95 billion. The foreign-exchange impact for the quarter was approximately positive 3%, consistent with the assumption provided in the company’s first-quarter earnings release.

▪Consulting revenues for the quarter were $6.44 billion, an increase of 4% in U.S. dollars and 1% in local currency compared with the second quarter of fiscal 2020, including a reduction of approximately 3 percentage points from a decline in revenues from reimbursable travel costs.

▪Outsourcing revenues were $5.65 billion, an increase of 14% in U.S. dollars and 11% in local currency compared with the second quarter of fiscal 2020.

GAAP diluted EPS for the quarter were $2.23, a 17% increase from $1.91 for the second quarter last year, including pre-tax gains on an investment of $151 million, or $0.21 per share, and $53 million, or $0.07 per share, respectively. Excluding these gains, adjusted EPS for the second quarter of fiscal 2021 were $2.03, a 10% increase from $1.84 for the second quarter last year. The $0.19 increase in EPS on an adjusted basis reflects:

▪a $0.21 increase from higher revenue and operating results; and
▪a $0.01 increase from a lower share count;

partially offset by

▪a $0.01 decrease from a higher effective tax rate;
▪a $0.01 decrease from lower non-operating income; and
▪a $0.01 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for the quarter was 29.7%, compared with 30.2% for the second quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.94 billion, or 16.1% of revenues, compared with $1.87 billion, or 16.8% of revenues, for the second quarter last year.

Operating income for the quarter increased 11%, to $1.65 billion, or 13.7% of revenues, compared with $1.49 billion, or 13.4% of revenues, for the second quarter of fiscal 2020.

The company’s effective tax rate for the quarter was 17.1%, compared with 17.1% for the second quarter last year. Excluding the investment gains and the related tax expense of $19 million and $9 million, respectively, the effective tax rate for the second quarter of fiscal 2021 was 17.5%, compared with 17.1% for the second quarter last year.

Net income for the quarter was $1.46 billion, compared with $1.25 billion for the second quarter last year. Excluding after-tax investment gains of $133 million and $44 million, respectively, net income for the second quarter of fiscal 2021 was $1.33 billion, compared with $1.21 billion for the second quarter last year.

Operating cash flow for the quarter was $2.53 billion, and property and equipment additions were $93 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.44 billion. For the same period last year, operating cash flow was $1.53 billion; property and equipment additions were $165 million; and free cash flow was $1.37 billion.

Days services outstanding, or DSOs, were 34 days at Feb. 28, 2021, compared with 35 days at Aug. 31, 2020 and 39 days at Feb. 29, 2020.

Accenture’s total cash balance at Feb. 28, 2021 was $9.2 billion, compared with $8.4 billion at Aug. 31, 2020.

New Bookings

New bookings for the second quarter were a record $16.0 billion, a 13% increase from the second quarter last year.

▪Consulting and outsourcing new bookings were each a record $8.0 billion.

Revenues by Geographic Market

Revenues by geographic market were as follows:

▪North America: $5.63 billion, an increase of 7% in both U.S. dollars and local currency compared with the second quarter of fiscal 2020.

▪Europe: $4.03 billion, an increase of 11% in U.S. dollars and 3% in local currency compared with the second quarter of fiscal 2020.

▪Growth Markets: $2.43 billion, an increase of 8% in U.S. dollars and 6% in local currency compared with the second quarter of fiscal 2020.

Revenues by Industry Group

Revenues by industry group were as follows:

▪Communications, Media & Technology: $2.48 billion, an increase of 11% in U.S. dollars and 9% in local currency compared with the second quarter of fiscal 2020.

▪Financial Services: $2.38 billion, an increase of 14% in U.S. dollars and 10% in local currency compared with the second quarter of fiscal 2020.

▪Health & Public Service: $2.26 billion, an increase of 16% in U.S. dollars and 14% in local currency compared with the second quarter of fiscal 2020.

▪Products: $3.34 billion, an increase of 6% in U.S. dollars and 2% in local currency compared with the second quarter of fiscal 2020.

▪Resources: $1.63 billion, a decrease of 4% in U.S. dollars and 7% in local currency compared with the second quarter of fiscal 2020.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On Feb. 12, 2021, a quarterly cash dividend of $0.88 per share was paid to shareholders of record at the close of business on Jan. 14, 2021. These cash dividend payments totaled $561 million, bringing dividend payments for the year to date to $1.12 billion.

Accenture plc has declared another quarterly cash dividend of $0.88 per share for shareholders of record at the close of business on Apr. 15, 2021. This dividend, which is payable on May 14, represents a 10% increase over the quarterly dividend rate of $0.80 per share in fiscal 2020.

Share Repurchase Activity

During the second quarter of fiscal 2021, Accenture repurchased or redeemed 4.6 million shares for a total of $1.18 billion, including approximately 2.7 million shares repurchased in the open market. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2021 to 8.0 million shares for a total of $1.95 billion, including approximately 5.5 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at Feb. 28, 2021 was approximately $5.0 billion.

At Feb. 28, 2021, Accenture had approximately 636 million total shares outstanding.

Business Outlook

Third Quarter Fiscal 2021

Accenture expects revenues for the third quarter of fiscal 2021 to be in the range of $12.55 billion to $12.95 billion, 10% to 13% growth in local currency, reflecting the company’s assumption of a positive 4.5% foreign-exchange impact compared with the third quarter of fiscal 2020.

Fiscal Year 2021

Accenture’s business outlook for the full 2021 fiscal year continues to assume that the foreign-exchange impact on its results in U.S. dollars will be positive 3% compared with fiscal 2020.

For fiscal 2021, the company now expects revenue growth to be in the range of 6.5% to 8.5% in local currency, compared with 4% to 6% previously, including a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs.

Accenture now expects operating margin for the full fiscal year to be in the range of 15.0% to 15.1%, compared with 14.8% to 15.0% previously, an expansion of 30 to 40 basis points from fiscal 2020.

The company continues to expect its annual effective tax rate to be in the range of 23.0% to 25.0%.

The company now expects GAAP diluted EPS to be in the range of $8.67 to $8.85, compared with $8.17 to $8.40 previously. Excluding gains on an investment of $0.35 in fiscal 2021 and $0.43 in fiscal 2020, the company expects adjusted fiscal 2021 EPS to be in the range of $8.32 to $8.50, an increase of 12% to 14% over adjusted fiscal 2020 EPS of $7.46.

For fiscal 2021, the company now expects operating cash flow to be in the range of $7.65 billion to $8.15 billion, compared with $6.65 billion to $7.15 billion previously; continues to expect property and equipment additions to be $650 million; and now expects free cash flow to be in the range of $7.0 billion to $7.5 billion, compared with $6.0 billion to $6.5 billion previously.

The company now expects to return at least $5.8 billion in cash to shareholders through dividends and share repurchases, compared with at least $5.3 billion previously.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 4728020 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT today, Mar. 18, and continuing until Thursday, June 24, 2021. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 5514334 from 11:00 a.m. EDT today, Mar. 18, through Thursday, June 24, 2021.

About Accenture

Accenture is a global professional services company with leading capabilities in digital, cloud and security. Combining unmatched experience and specialized skills across more than 40 industries, we offer Strategy and Consulting, Interactive, Technology and Operations services—all powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. Our 537,000 people deliver on the promise of technology and human ingenuity every day, serving clients in more than 120 countries. We embrace the power of change to create value and shared success for our clients, people, shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below are, and will be, amplified by the COVID-19 pandemic. These risks include, without limitation, risks that: Accenture’s results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic; Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2021	% of Revenues	February 29, 2020	% of Revenues	February 28, 2021	% of Revenues	February 29, 2020	% of Revenues
REVENUES:
Revenues	$12,088,125	100.0%	$11,141,505	100.0%	$23,850,310	100.0%	$22,500,463	100.0%
OPERATING EXPENSES:
Cost of services	8,492,893	70.3%	7,782,334	69.8%	16,356,782	68.6%	15,493,533	68.9%
Sales and marketing	1,139,486	9.4%	1,162,653	10.4%	2,366,662	9.9%	2,353,776	10.5%
General and administrative costs	802,231	6.6%	707,573	6.4%	1,582,682	6.6%	1,396,946	6.2%
Total operating expenses	10,434,610		9,652,560		20,306,126		19,244,255
OPERATING INCOME	1,653,515	13.7%	1,488,945	13.4%	3,544,184	14.9%	3,256,208	14.5%
Interest income	8,407		21,386		19,092		48,805
Interest expense	(8,922)		(8,567)		(17,776)		(14,041)
Other income (expense), net	109,443		7,792		203,810		19,231
INCOME BEFORE INCOME TAXES	1,762,443	14.6%	1,509,556	13.5%	3,749,310	15.7%	3,310,203	14.7%
Income tax expense	300,950		257,474		765,760		682,953
NET INCOME	1,461,493	12.1%	1,252,082	11.2%	2,983,550	12.5%	2,627,250	11.7%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,602)		(1,532)		(3,302)		(3,273)
Net income attributable to noncontrolling interests – other (1)	(19,032)		(15,810)		(39,113)		(32,269)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,440,859	11.9%	$1,234,740	11.1%	$2,941,135	12.3%	$2,591,708	11.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,440,859		$1,234,740		$2,941,135		$2,591,708
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,602		1,532		3,302		3,273
Net income for diluted earnings per share calculation	$1,442,461		$1,236,272		$2,944,437		$2,594,981
EARNINGS PER SHARE:
Basic	$2.27		$1.94		$4.63		$4.07
Diluted	$2.23		$1.91		$4.55		$4.00
WEIGHTED AVERAGE SHARES:
Basic	635,993,980		637,485,626		635,137,704		636,594,169
Diluted	646,321,916		648,833,880		646,803,693		649,210,807
Cash dividends per share	$0.88		$0.80		$1.76		$1.60
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease)Local Currency
	February 28, 2021	February 29, 2020
GEOGRAPHIC MARKETS
North America	$5,631,968	$5,257,431	7%	7%
Europe	4,030,043	3,628,625	11	3
Growth Markets	2,426,114	2,255,449	8	6
Total Revenues	$12,088,125	$11,141,505	8%	5%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,480,169	$2,239,391	11%	9%
Financial Services	2,377,555	2,086,642	14	10
Health & Public Service	2,261,901	1,948,379	16	14
Products	3,340,894	3,164,954	6	2
Resources	1,627,606	1,702,139	(4)	(7)
Total Revenues	$12,088,125	$11,141,505	8%	5%
TYPE OF WORK
Consulting	$6,439,392	$6,171,303	4%	1%
Outsourcing	5,648,733	4,970,202	14	11
Total Revenues	$12,088,125	$11,141,505	8%	5%

	Six Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2021	February 29, 2020
GEOGRAPHIC MARKETS
North America	$11,112,931	$10,545,243	5%	5%
Europe	7,997,451	7,418,282	8	1
Growth Markets	4,739,928	4,536,938	4	5
Total Revenues	$23,850,310	$22,500,463	6%	4%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$4,813,814	$4,484,861	7%	6%
Financial Services	4,723,846	4,276,749	10	7
Health & Public Service	4,473,790	3,917,593	14	13
Products	6,547,019	6,384,969	3	(1)
Resources	3,291,841	3,436,291	(4)	(6)
Total Revenues	$23,850,310	$22,500,463	6%	4%
TYPE OF WORK
Consulting	$12,771,964	$12,548,554	2%	(1)%
Outsourcing	11,078,346	9,951,909	11	9
Total Revenues	$23,850,310	$22,500,463	6%	4%
(1)Effective September 1, 2020, we revised the reporting of our industry groups to include amounts previously reported in Other. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2021		February 29, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$772,144	14%	$732,245	14%	$39,899
Europe	502,933	12	382,924	11	120,009
Growth Markets	378,438	16	373,776	17	4,662
Total Operating Income	$1,653,515	13.7%	$1,488,945	13.4%	$164,570

	Six Months Ended
	February 28, 2021		February 29, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,660,953	15%	$1,560,652	15%	$100,301
Europe	1,132,363	14	941,875	13	190,488
Growth Markets	750,868	16	753,681	17	(2,813)
Total Operating Income	$3,544,184	14.9%	$3,256,208	14.5%	$287,976

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2021			February 29, 2020
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$1,762,443	$(151,309)	$1,611,134	$1,509,556	$(52,700)	$1,456,856
Income tax expense	300,950	(18,534)	282,416	257,474	(8,549)	248,925
Net Income	$1,461,493	$(133)	$1,329	$1,252,082	$(44,151)	$1,207,931
Effective tax rate	17.1%		17.5%	17.1%		17.1%
Diluted earnings per share	$2.23	$(0.21)	$2.03	$1.91	$(0.07)	$1.84

	Six Months Ended
	February 28, 2021			February 29, 2020
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$3,749,310	$(271,009)	$3,478,301	$3,310,203	$(113,192)	$3,197,011
Income tax expense	765,760	(41,440)	724,320	682,953	(18,732)	664,221
Net Income	$2,983,550	$(229,569)	$2,753,981	$2,627,250	$(94,460)	$2,532,790
Effective tax rate	20.4%		20.8%	20.6%		20.8%
Diluted earnings per share	$4.55	$(0.35)	$4.20	$4.00	$(0.15)	$3.85
Amounts in table may not total due to rounding.
(1) Represents gains related to our investment in Duck Creek Technologies.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	February 28, 2021	August 31, 2020
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,166,578	$8,415,330
Short-term investments	3,518	94,309
Receivables and contract assets	8,725,392	7,846,892
Other current assets	1,665,232	1,393,225
Total current assets	19,560,720	17,749,756
NON-CURRENT ASSETS:
Contract assets	44,485	43,257
Investments	306,162	324,514
Property and equipment, net	1,500,781	1,545,568
Lease assets	3,145,755	3,183,346
Goodwill	8,752,119	7,709,820
Other non-current assets	6,675,379	6,522,332
Total non-current assets	20,424,681	19,328,837
TOTAL ASSETS	$39,985,401	$37,078,593
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$9,040	$7,820
Accounts payable	1,740,395	1,349,874
Deferred revenues	4,181,625	3,636,741
Accrued payroll and related benefits	5,551,999	5,083,950
Lease liabilities	733,082	756,057
Other accrued liabilities	1,874,527	1,828,148
Total current liabilities	14,090,668	12,662,590
NON-CURRENT LIABILITIES:
Long-term debt	59,323	54,052
Lease liabilities	2,672,945	2,667,584
Other non-current liabilities	4,320,038	4,195,194
Total non-current liabilities	7,052,306	6,916,830
Total Accenture plc shareholders’ equity	18,308,027	17,000,536
Noncontrolling interests	534,400	498,637
Total shareholders’ equity	18,842,427	17,499,173
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,985,401	$37,078,593

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,461,493	$1,252,082	$2,983,550	$2,627,250
Depreciation, amortization and other	457,775	442,116	925,975	841,574
Share-based compensation expense	424,892	372,305	736,213	647,234
Change in assets and liabilities/other, net	190,561	(535,862)	(508,172)	(1,798,506)
Net cash provided by (used in) operating activities	2,534,721	1,530,641	4,137,566	2,317,552
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(92,510)	(165,370)	(185,625)	(260,433)
Purchases of businesses and investments, net of cash acquired	(611,332)	(474,456)	(1,115,175)	(584,304)
Proceeds from the sale of businesses and investments	261,140	40,000	410,142	79,200
Other investing, net	3,347	2,537	4,896	2,355
Net cash provided by (used in) investing activities	(439,355)	(597,289)	(885,762)	(763,182)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	208,195	200,000	547,086	500,400
Purchases of shares	(1,184,586)	(970,056)	(1,953,481)	(1,699,267)
Cash dividends paid	(561,042)	(511,238)	(1,119,094)	(1,019,619)
Other financing, net	(9,300)	(7,982)	(20,695)	(19,014)
Net cash provided by (used in) financing activities	(1,546,733)	(1,289,276)	(2,546,184)	(2,237,500)
Effect of exchange rate changes on cash and cash equivalents	23,942	(18,157)	45,628	(7,267)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	572,575	(374,081)	751,248	(690,397)
CASH AND CASH EQUIVALENTS, beginning of period	8,594,003	5,810,537	8,415,330	6,126,853
CASH AND CASH EQUIVALENTS, end of period	$9,166,578	$5,436,456	$9,166,578	$5,436,456